SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(A)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 CSP INC.

             (Name of Registrant as Specified In Its Charter)

                              NOT APPLICABLE

                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    4) Proposed maximum aggregate value of transaction:

    * Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

                                 CSP INC.
                       (A MASSACHUSETTS CORPORATION)

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             DECEMBER 12, 1995

    Notice is hereby given that the Annual Meeting of Stockholders of CSP Inc. (the "Company") will be held at the offices of Foley, Hoag & Eliot, Sixteenth Floor, One Post Office Square, Boston, Massachusetts on Tuesday, December 12, 1995, beginning at 10:00 a.m. local time, for the following purposes:

    A. To elect three Class III Directors, each for a three-year term.

    B. To transact such further business as may properly come before the Meeting, or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business on November 2, 1995 as the record date for determining the stockholders of the Company entitled to notice of, and to vote at, said Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, said Meeting or any adjournment thereof.

                                            By Order of the Board of Directors



                                            DEAN F. HANLEY,
                                            Clerk

November 8, 1995

                             YOUR VOTE IS IMPORTANT

          PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU
                           PLAN TO ATTEND THE MEETING.

                                    CSP INC.
                          (A MASSACHUSETTS CORPORATION)

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                                DECEMBER 12, 1995

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CSP Inc. ("CSPI" or the "Company") of proxies for use at the Annual Meeting of Stockholders to be held on December 12, 1995 (the "Meeting") and at any adjournment thereof. A form of proxy is enclosed. Any stockholder executing such a proxy may revoke it at any time insofar as it has not been exercised. All properly executed proxies that are received by the Company before the Meeting and that are not revoked will be voted in accordance with the stockholder's direction at the Meeting. The principal executive offices of the Company are located at 40 Linnell Circle, Billerica, Massachusetts 01821. The approximate date on which this Proxy Statement and the form of proxy will be sent to stockholders is November 9, 1995.

ANNUAL REPORT TO STOCKHOLDERS

    The Company's Annual Report for the fiscal year ended August 25, 1995 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

                           ELECTION OF DIRECTORS

    The Company, as a Massachusetts corporation with a class of voting stock registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has a Board of Directors divided into three classes, as nearly equal in size as practicable, referred to as Class I, Class II and Class III. The Directors in each class serve for a term of three years and until their successors are duly elected and qualified. As the term of one class expires, a successor class is elected at the annual meeting of stockholders for that year. There are currently two Class I Directors, who were elected to serve until the annual meeting to be held with respect to the end of the 1996 fiscal year; two Class II Directors, who were elected to serve until the annual meeting to be held with respect to the end of the 1997 fiscal year; and three Class III Directors, whose terms will expire at the Annual Meeting to be held on December 12, 1995.

    Pursuant to the by-laws of the Company, the Board of Directors has fixed the number of Directors that will constitute the entire Board of Directors at seven, and has nominated three Class III Directors for election at the Annual Meeting to be held December 12, 1995.

    Unless authority is withheld, proxies in the accompanying form will be voted in favor of electing as Class III Directors, to hold office until the annual meeting to be held with respect to the end of the 1998 fiscal year and until their respective successors are elected and qualified, the three Class III nominees identified in the table below. If the proxy is executed in such a manner as to withhold authority to vote for one or more nominees for Director, such instructions will be followed by the persons named in the proxy.

    Under the by-laws of the Company, a majority of the shares of the Company's common stock, par value $.01 per share ("Common Stock"), issued and outstanding and entitled to vote will constitute a quorum for the Meeting. If a quorum is present, the vote of the holders of a plurality of the shares of Common Stock present or represented at the Meeting and entitled to vote is required to elect Directors. If a quorum is not present at the scheduled time for the Meeting, the persons named in the proxy will vote to adjourn the Meeting until a later date when a quorum can be obtained. Pursuant to the Company's by-laws, if it is necessary to adjourn the Meeting for that purpose, no notice of the time and place of the adjourned meeting is required to be given to stockholders.

    In general, votes withheld from any nominee for election as Director, abstentions, and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a broker or nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

    Each of the nominees for Director is currently a member of the Board of Directors. Although the Company expects each nominee to accept nomination and to serve if elected, if a nominee is unable to serve at the time of election, then proxies will be voted for some other person or the Board of Directors will fix the number of Directors at a lesser number.

NOMINEES

    Listed below are the nominees for Class III Director with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each.


           NAME, AGE AND CLASS                            BUSINESS AFFILIATION

David S. Botten (51)                        Director and President of CSPI since October 1991;
  Class III                                   Chief Executive Officer of CSPI from December 1991
                                              to   present;    Chief   Operating
                                              Officer of CSPI from  October 1991
                                              to   December    1991;    Business
                                              Development    Manger    of   EG&G
                                              Instruments   Group  from  October
                                              1988 to  September  1991;  General
                                              Manager of EG&G, Princeton Applied
                                              Research  from  September  1986 to
                                              October 1988.

Stanford A. Fingerhood (69)                 Director of CSPI since 1977; Senior Vice President
  Class III                                   of Laidlaw Holdings, Inc., a stock brokerage firm;
                                              founder in 1978 and President of York Capital
                                              Company, a financial consulting firm.

C. Shelton James (56)                       Director of CSPI since 1994; President of Fundamental
  Class III                                   Management Corporation, which is engaged in the
                                              management of investment partnerships, since
                                              1993, Executive Vice President from 1990 to 1993;
                                              Executive Vice President and Group Vice President
                                              of Gould Inc. from 1985 to 1989; Director of Elcotel,
                                              Inc., NAI Technologies, Harris Computer Corp. and
                                              S.K. Technologies; Trustee of Clarkson
                                              University.

DIRECTORS

Listed below are the continuing Directors of the Company, with information showing the age of each, the year each was first elected a Director of the Company, and the business affiliations of each. Messrs. Frusztajer and Smith are Class I Directors, whose terms expire in 1996. Mr. Ochlis and Dr. Ingram are Class II Directors, whose terms expire in 1997.

           NAME, AGE AND CLASS                            BUSINESS AFFILIATION

Boruch B. Frusztajer (65)                   Director of CSPI since 1977; since July 1984,
  Class I                                     president of BBF Corp., an industrial management
                                              company; founder in 1976 and until
                                              July 1984 President of BBF Inc., a
                                              manufacturer     of    components,
                                              materials    and    systems    for
                                              measurement and control;  Director
                                              of  Repligen  Corporation  and PRI
                                              Automation Inc.

Sandford D. Smith (48)                      Director of CSPI since 1993; President and Chief
  Class I                                     Executive Officer of Repligen Corporation, a
                                              biopharmaceutical company, since 1987; Director
                                              of Ariad Pharmaceuticals, Inc. and Chemex
                              Pharmaceuticals, Inc.

Samuel Ochlis (72)                          Director of CSPI since 1972; Chairman of the Board
  Class II                                    from December 1991 to the present; Chief Executive
                                              Officer   from   October  1991  to
                                              December 1991; President and Chief
                                              Executive  Officer  from June 1990
                                              to  October  1991;  President  and
                                              Chief Operating  Officer from 1978
                                              to  June  1990;   Executive   Vice
                                              President from 1974 to 1978.

John D. Ingram (59)                         Director of CSPI since 1994; Research Fellow at
  Class II                                    Schlumberger Limited from 1991 to the Present;
                                              Vice   President-Chief   Technical
                                              Officer  of  Schlumberger  Limited
                                              from  1987  to  1991.  Dr.  Ingram
                                              serves  on the  External  Advisory
                                              Board of the  School  of Earth and
                                              Planetary   Sciences,   California
                                              Institute   of   Technology;   the
                                              Advisory  Board of the  School  of
                                              Computer   Science   of   Carnegie
                                              Mellon    University;    and   the
                                              External Advisory Board-NSF-Center
                                              for     Research    in    Parallel
                                              Computation -- Rice University/CAL
                                              Tech/Oak Ridge/Los Alamos.

  THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    The Company's Board of Directors met six times during the fiscal year ended August 25, 1995 ("fiscal 1995") and acted once by written consent. Three incumbent Directors, Mr. Fingerhood, Dr. Ingram and Mr. Smith, attended fewer than 75% of the total number of meetings held by the Board and Committees of the Board on which each such Director served.

    The Board of Directors has an Audit Committee and a Compensation Committee, but does not have a nominating committee or other committee performing similar function. The Audit Committee consists of Messrs. Frusztajer, Fingerhood and James and is responsible for recommending the selection of the Company's independent accountants, reviewing the scope of the annual examination of the Company's financial statements, reviewing the report of the independent accountants, reviewing the independent accountants' recommendations to management concerning auditing, accounting and tax issues, aiding the Board in discharging its responsibility in financial reporting and related matters and reviewing the fees of the independent accountants. The Audit Committee met twice during fiscal 1995. The Compensation Committee consists of Messrs. Smith and Frusztajer and Dr. Ingram and is responsible for determining the compensation of the executive officers and management of the Company and administering the Company's stock option plans and granting stock options to employees and other persons eligible thereunder. The Compensation Committee acted twice by written consent during fiscal 1995.

COMPENSATION OF DIRECTORS

    Each Director, other than the Chairman of the Board, who is not an employee of the Company receives a quarterly fee of $440 to serve as a Director, a quarterly fee of $138 for each committee of the Board of which he is a member and a fee of $550, plus expenses, for each meeting of the Board which he attends. The Chairman receives a quarterly fee of $660 to serve as Chairman, a quarterly fee of $206 for each committee of the Board of which he is a member and a fee of $825, plus expenses, for each meeting of the Board which he attends. The Chairman of the Board does not currently serve on any committee of the Board.

    Each non-employee Director also receives an annual non-discretionary grant of a non-statutory option to purchase 1,000 shares of Common Stock on the last business day of January in each year. The aggregate number of shares that may be issued pursuant to this arrangement is 20,000. These non-discretionary options have an exercise price per share equal to the fair market value of the Common Stock on the date of grant, are not exercisable until after six months following such date, have a term of three years and are fully vested after six months.

EXECUTIVE COMPENSATION

    Summary Compensation Table. The following Summary Compensation Table sets forth certain information regarding compensation paid or accrued by the Company with respect to the Chief Executive Officer and the Company's most highly compensated officers other than the Chief Executive Officer who served as officers in fiscal 1995 and whose annual compensation exceeded $100,000 for fiscal 1995:

                        SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION   LONG-TERM COMPENSATION
    NAME AND PRINCIPAL POSITION        FISCAL                         OPTIONS    ALL OTHER
       (AT AUGUST 25,1995)              YEAR     SALARY     BONUS     GRANTS    COMPENSATION
David S. Botten                         1995    $166,500   $     0          0     $ 5,249(1)
  President and Chief                   1994    $166,522   $14,319          0     $     0
  Executive Officer                     1993    $158,441   $40,000          0     $     0
Samuel Ochlis                           1995    $120,323   $     0          0     $     0
  Chairman of the Board                 1994    $121,023   $     0          0     $     0
                                        1993    $123,874   $     0          0     $     0
Michael M. Stern                        1995    $112,998   $     0      2,000     $25,232(2)
  Vice President of Operations          1994    $111,016   $ 9,632          0     $25,641(3)
  and Treasurer                         1993    $103,669   $26,750      2,000     $25,728(4)

(1) This amount is comprised of a $4,505 matching contribution by the Company to Mr. Botten's 401(k) plan and a $744 profit-sharing contribution by the Company to the plan.

(2) This amount is comprised of a $3,270 matching contribution by the Company to Mr. Stern's 401(k) plan, a $500 profit-sharing contribution by the Company to the plan, and the accrual of $21,462 under the Company's supplemental retirement income plan.

(3) This amount is comprised of a $3,232 matching contribution by the Company to Mr. Stern's 401(k) plan, a $947 profit-sharing contribution by the Company to the plan, and the accrual of $21,462 under the Company's supplemental retirement income plan.

(4) This amount is comprised of a $3,128 matching contribution by the Company to Mr. Stern's 401(k) plan, a $1,138 profit-sharing contribution by the Company to the plan, and the accrual of $21,462 under the Company's supplemental retirement income plan.

    Option Grants Table. The following Option Grants Table sets forth certain information regarding stock options granted during the fiscal year ended August 25, 1995 by the Company to the executive officers named in the Summary Compensation Table:

                     OPTION GRANTS IN LAST FISCAL YEAR


                                INDIVIDUAL GRANTS
                                                                                         POTENTIAL
                                                                                     REALIZABLE VALUE
                                                                                        AT ASSUMED
                                                                                      ANNUAL RATES OF
                                                                                        STOCK PRICE
                                                                                     APPRECIATION FOR
                                                                                      OPTION TERM(2)
                                           PERCENT OF
                                        TOTAL OF OPTIONS    EXERCISE
                                           GRANTED TO       PRICE PER
                              OPTIONS     EMPLOYEES IN        SHARE     EXPIRATION
            NAME              GRANTED      FISCAL YEAR      ($/SH)(1)      DATE        5%        10%
David S. Botten                    0            0.0%           --          --          --        --
Samuel Ochlis                      0            0.0%           --          --          --        --
Michael M. Stern               2,000           4.55%         $7.625      6/21/05     $24,841   $39,555

(1) Stock Options were granted under the Company's 1991 Stock Option Plan at an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The stock options expire ten years from the date of grant.

(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange
    Commission and do not reflect the Company's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Company's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts shown will be received by the individuals.

    Fiscal Year-End Option Table. The following Fiscal Year-End Option Table sets forth certain information regarding stock options exercised during the fiscal year ended August 25, 1995 and stock options held as of August 25, 1995 by the executive officers named in the Summary Compensation Table:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES


                                                                                         VALUE OF UNEXERCISED
                                                           NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                        OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                 SHARES
                                ACQUIRED      VALUE
            NAME              ON EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
David S. Botten                    0           n/a        37,500         12,500         $65,625        $21,875
Samuel Ochlis                      0           n/a        30,800              0         $68,596            n/a
Michael M. Stern                   0           n/a        12,500          3,500         $31,578        $ 2,250

(1) Value is based on the last sales price of Common Stock ($8.75) on Thursday, August 24, 1995, the last day prior to the end of the fiscal 1995 for which a trade in the Common Stock was reported by the Nasdaq National Market, less the applicable option exercise price. These values have not been and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

COMPENSATION COMMITTEE REPORT

    The Compensation Committee of the Board is composed of three Directors, Messrs. Smith and Frusztajer and Dr. Ingram. The Compensation Committee also administers the Company's stock option plan. This Committee is charged with the responsibility of reviewing and approving executive officers' compensation and approving all discretionary grants of stock options under the Company's stock option plan. The following describes the compensation programs in effect during fiscal 1995.

  COMPENSATION POLICY

    The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based both on the performance of the Company and on individual goals established for each of the executives for the fiscal year. The Company also has longer term incentives based on stock options. All three components of compensation are reviewed annually by the Committee to ensure salaries remain competitive, bonuses reward performance and stock options provide continued incentives.

    Salaries for the executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry. Salaries are reviewed and established annually. Various industry salary surveys are reviewed and provided to the Committee to review in establishing the new compensation. Each executive has a performance review prepared by the Chief Executive Officer. During this review the officer's performance over the prior year is assessed and goals are established for the next year. This information is communicated to the Compensation Committee and, based on this review and salary surveys, the annual salary for the executive is established for next year.

Executive officers and key management employees participate in the bonus plan. Payments under the plan are contingent on the Company meeting its sales and operating profit objectives for the fiscal year. Based on the extent to which the Company achieves those objectives, each participant receives up to 50% of the maximum bonus. If, in addition, the officer or employee achieves his individual goals established by the Company, the balance of the bonus will be paid. The Committee reviews both the individual and Company goals annually. Approximately 0.3% of the Company's compensation to executives in fiscal 1995 was in the form of bonuses.

    The Company periodically grants stock options to some or all of its executives and key employees as a means of creating a long-term incentive and benefit. All stock options granted in fiscal 1995 were at the fair market value of shares of Common Stock on the date of grant. Thus, no benefit will accrue to the executive or key employee from the stock option grant until the Common Stock appreciates. This creates a long-term goal for appreciation of the Common Stock which coincides with the interests of the stockholders.

  CHIEF EXECUTIVE OFFICER COMPENSATION

    David S. Botten joined the Company in October 1991 and has served as Chief Executive Officer of the Company for almost four years. Mr. Botten's salary was increased from $160,000 in fiscal 1993 to $166,500 in fiscal 1994 and was not increased during fiscal 1995. Mr. Botten was granted 50,000 stock options as part of his original employment contract, but has not received additional stock options since the original grant. These options were granted at an exercise price per share of $7.00, which was the then current market value of the Company's Common Stock. Mr. Botten also participates in the executive bonus plan under which he received bonuses of $40,000 in fiscal 1993 and $14,319 in fiscal 1994. Neither Mr. Botten nor any other officer named in the summary compensation table received a bonus in fiscal 1995, primarily due to the fact that the Company did not reach the financial objectives set by the Board for fiscal 1995.



                             COMPENSATION COMMITTEE

                                Sandford D. Smith
                              Boruch B. Frusztajer
                                 John D. Ingram

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Sandford Smith, Boruch Frusztajer and John Ingram served on the Compensation Committee during fiscal 1995. Persons serving on the Compensation Committee had no relationships with the Company other than their relationship to the Company as Directors entitled to the receipt of standard compensation as Directors and members of certain committees of the Board and their relationship to the Company as stockholders. No person serving on the Compensation Committee or on the Board of Directors is an executive officer of another entity for which an executive officer of the Company serves on the board of directors or on that entity's compensation committee.

PERFORMANCE GRAPH

    The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of a broad market index (the Nasdaq Stock Market Index) and a published industry index (the Nasdaq Computer Manufacturers' Index) for each of the most recent five fiscal years. The cumulative stockholder return for shares of Common Stock and each of the indices is calculated assuming that $100 was invested on August 31, 1990. The Company paid no cash dividends during the periods shown. The performance of the indices is shown on a total return (dividends reinvested) basis. The graph lines merely connect year-end dates and do not reflect fluctuations between those dates.

                 COMPARISON OF FIVE-YEAR CUMULATIVE RETURN
           AMONG CSP INC., THE NASDAQ STOCK MARKET -- U.S. INDEX
                AND THE NASDAQ COMPUTER MANUFACTURER INDEX


                                 8/31/90   8/31/91   8/28/92   8/27/93   8/26/94    8/25/95
CSP, Inc.                          $100      $118      $145      $168      $161      $159
NASDAQ Stock Market--
  US Index                         $100      $142      $154      $200      $211      $284
NASDAQ Computer
  Manufacturer Index               $100      $140      $137      $160      $167      $291

*$100 invested on 8/31/90 in stock or index -- including reinvestment of dividends.

401(K) PLAN

    The  Company  has a defined  contribution  profit-sharing  plan  pursuant to
Section 401(k) of the Internal Revenue Code for the benefit of its employees, including officers. Subject to certain eligibility requirements, the 40l(k) Plan permits each participant to defer up to 17% of such participant's annual salary up to a maximum annual amount ($9,240 in each of calendar year 1994 and calendar year 1995). The Board of Directors of the Company determines from year to year whether and to what extent the Company will contribute to the 40l(k) plan by making matching contributions to the plan or by making profit-sharing contributions to the plan, allocated in proportion to each eligible employee's compensation, as a percentage of the compensation of all eligible employees. During fiscal year 1995, the matching contribution by the Company was set at 50% of contributions by eligible employees up to a maximum of 6% of salary. Federal income taxes on amounts allocated to a participating employee are deferred until such amounts are distributed to the participant.

SUPPLEMENTAL RETIREMENT INCOME PLAN

    In addition to the foregoing, the Company has a nonqualified supplemental retirement income plan pursuant to which the Company provides additional retirement benefits to 12 present or former employees, all of whom are or were highly compensated or supervisory employees long employed by the Company, including four of the Company's current executive officers and the Chairman of the Board. The plan is administered and interpreted by an Administrative Committee consisting of three or more members of management appointed by the Board of Directors. Interpretations of the plan by the Administrative Committee are final and binding. Under the plan, the Company will pay to each participant, generally over a 10 or 15 year period commencing upon termination of employment with the Company for any reason after a specified normal retirement date, a series of monthly payments based on, among other things, a factor based on such participant's salary as of January 1, 1985 and years of service with the Company (the "Normal Retirement Benefit"). For participants who had attained the age of 60 on January 1, 1986, the date of inception of the plan, the normal retirement date is age 70. For all other participants, the normal retirement date is the first day of the month following the month in which the participant reaches age
65. In the event of termination of employment prior to the normal retirement date, the Company will pay, in a series of monthly payments, the actuarial equivalent of the Normal Retirement Benefit (based on the participant's age at the time of termination of employment) to a participant (i) whose employment with the Company is terminated after a specified early retirement date as defined in the plan, (ii) whose employment is otherwise terminated with the consent of the Administrative Committee, or (iii) in the sole discretion of the Administrative Committee, whose employment is terminated prior to the normal retirement date by reason of disability. In the case of disability where the Administrative Committee determines that payments should be made, the payment of benefits continues until the disability ceases or a specified number of payments has been made, and such payments reduce the retirement benefit payable under the plan to the participant. Reduced benefits are paid to any participant whose employment with the Company is terminated for any reason other than retirement, disability or death. A participant in the plan who retires earlier than the normal retirement date may elect to defer receipt of benefits to a date not later than the normal retirement date. In the event that a participant in the plan dies before receiving all of the benefits under the plan, the remaining benefits are paid to such participant's designated beneficiary. If the participant dies before the normal or early retirement date, the beneficiary receives adjusted payments under the plan. The annual benefits payable under the plan upon retirement at the normal retirement date of Messrs. Ochlis and Stern are $33,357, and $57,155, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    The Company has an agreement with Samuel Ochlis dated January 5, 1987, as amended in November 1988 and August 1995 that provides for, among other things, the payment of deferred compensation to Mr. Ochlis or, if he is not living, to a trust for the benefit of his children, upon the termination of Mr. Ochlis' employment with the Company by reason of retirement, disability or death. Under the agreement, as amended, Mr. Ochlis or his children's trust, as the case may be, will receive for a period of up to ten years yearly payments in an amount equal to $84,036, less the amount payable to him or his designated beneficiary in each of such years under the Company's retirement plans other than its defined contribution profit-sharing plan. The Company will be relieved of its obligation to pay deferred compensation if at any time prior to the expiration of the payout period Mr. Ochlis accepts employment with, or renders any assistance for compensation to, any competitor of the Company without the prior written consent of the Company.

    In connection with his employment agreement, in September 1989, the Company established a so-called "rabbi" trust for the benefit of Mr. Ochlis. Subject to claims of the Company's general creditors in the event of the Company's insolvency or bankruptcy, the trust assets are to be held for the exclusive purpose of providing deferred compensation to Mr. Ochlis in accordance with the terms of his employment agreement. The trust agreement provides that Mr. Ochlis shall have no preferred claims on, or any beneficial interest in, any of the trust assets until such time as the assets are paid to him. Under current federal income tax law, Mr. Ochlis will not be taxed until he actually receives payment from the trust. Instead, the Company is taxable on the trust income and is not allowed a tax deduction for contributions to the trust or offsetting deductions for trust income until Mr. Ochlis is actually paid. The trust, which is irrevocable, was initially funded with a payment of $500,000.

    The Company has an employment agreement with David Botten dated August 14, 1991, pursuant to which Mr. Botten became Director, President and Chief Operating Officer of the Company effective October 1, 1991. If Mr. Botten's employment is subsequently terminated by the Company, he will be entitled to severance compensation to be paid at the current rate of compensation for a period of one year. The employment agreement may be terminated at any time by either party for any reason and without prior notice.

               VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    The Company's only issued and outstanding class of voting securities is its Common Stock. Holders of the Common Stock are entitled to one vote per share of such stock held by them of record at the close of business on November 2, 1995 upon each matter which may come before the Meeting. At the close of business on November 2, 1995, there were 2,635,220 shares of Common Stock issued and outstanding.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information as of November 2, 1995 regarding each person known by the Company to own beneficially more than 5% of the Company's Common Stock, each Director and nominee for Director of the Company, each executive officer named in the Summary Compensation Table and all Directors and executive officers of the Company as a group.


                                                                        SHARES
                                                                     BENEFICIALLY     PERCENT
                               NAME                                    OWNED(1)     OF CLASS(2)

Heartland Value Fund                                                   452,500(3)      17.2%
  790 N. Milwaukee Street
  Milwaukee, WI 53202

Fundamental Management Corporation                                     262,000(4)       9.9%
  4000 Hollywood Blvd., Suite 610 N.
  Hollywood, FL 33021

Quest Advisory Corp.                                                   255,205(5)       9.7%
  Quest Advisory Co.
  1414 Avenue of the Americas
  New York, NY 10019

Dimensional Fund Advisors Inc.                                         195,400(6)       7.4%
  1299 Ocean Avenue
  Santa Monica, CA 90401

C. Shelton James (*)                                                   263,000(7)      10.0%

Samuel Ochlis                                                           85,427(8)       3.2%

David S. Botten(*)                                                      37,500(9)       1.4%

Boruch B. Frusztajer                                                    16,500(10)       **

Stanford A. Fingerhood(*)                                                3,000(9)        **

John D. Ingram                                                           1,000(9)        **

Sandford D. Smith                                                        2,000(9)        **

Michael M. Stern                                                       119,000(11)      4.5%

All Directors and executive officers as a group (12 persons)           630,877(12)     22.8%

   * Nominee for Director.

  ** Owns less than one percent.

 (1) Except as otherwise noted, all persons and entities have sole voting and investment power over their shares. All amounts shown in this column include shares obtainable upon exercise of stock options exercisable within 60 days of the date of this table.

 (2) Computed pursuant to Rule 13d-3 under the Exchange Act.

 (3) Heartland Advisors, Inc. ("Heartland") has furnished the Company with a report on Schedule 13G dated July 7, 1995, in which it is stated that Heartland is a registered investment advisor, that Heartland has sole investment power with respect to 452,500 shares of the Company's Common
     Stock, and that Heartland does not have voting power with respect to such shares.

 (4) Based on information provided to the Company by Mr. James on November 1, 1995 and on a report on Schedule 13D and two amendments thereto dated, respectively, April 18, 1994, April 26, 1994 and July 7, 1994, Fundamental
     Management Corporation ("FMC") solely controls the voting and investment of securities owned of record by several limited partnerships of which FMC is the sole managing general partner. C. Shelton James, a Director and nominee for Director of the Company, is President of Fundamental Management
     Corporation. See footnote 9.

 (5) Quest  Advisory  Corp.  ("Quest"),  Quest  Management  Company  ("QMC") and
     Charles M. Royce have furnished the Company with a joint report on Schedule
     13G dated February 8, 1994, in which it is stated that both Quest and QMC are registered investment advisors, that Quest has sole voting and investment power with respect to 220,805 of these shares, and that QMC has sole voting and investment power with respect to 34,400 of these shares.
     The report also states that Mr. Charles M. Royce may be deemed to be a controlling person of Quest and QMC, and as such may be deemed to own beneficially all of the shares covered by the report. Mr. Royce disclaims beneficial ownership of all such shares.

 (6) Dimensional Fund Advisors Inc.  ("Dimensional"),  DFA Investment Dimensions
     Group Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust") have furnished the Company with a joint report on Schedule 13G dated
     January 30, 1995, in which Dimensional has advised the Company that it is a registered investment advisor and that Dimensional has sole investment power with respect to 195,400 shares of the Company's Common Stock and sole voting power with respect to 124,000 of those shares, and that persons who are officers of Dimensional are also officers of the Fund and the Trust
     (each an  open-end  investment  company  registered  under  The  Investment
     Company Act of 1940) and in their capacities as officers of the Fund and the Trust, these persons exercise the voting power with respect to 59,300 and 12,100 shares of the Company's Common Stock, respectively.

 (7) Includes 262,000 shares directly owned by Fundamental Management
     Corporation, as described in footnote 5. Mr. James is President of Fundamental
     Management Corporation. Also includes 1,000 shares obtainable upon exercise of stock options.

 (8) Includes 30,800 shares obtainable upon exercise of stock options.

 (9) These shares are obtainable upon exercise of stock options.

(10) Includes 3,000 shares obtainable upon exercise of stock options.

(11) Includes 7,000 shares owned by Mr. Stern's wife and 2,500 shares owned by Mr. Stern's son. Mr. Stern disclaims beneficial ownership of these shares.
     Also includes 12,500 shares obtainable upon exercise of stock options.

(12) Includes 127,300 shares obtainable upon exercise of stock options.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities Exchange Commission. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 1995 and Forms 5 and amendments thereto furnished to the Company with respect to fiscal 1995, or written representations that Form 5 was not required, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% shareholders were fulfilled in a timely manner.

                      INFORMATION CONCERNING AUDITORS

    The Board of Directors selected the firm KPMG Peat Marwick LLP ("Peat Marwick") to audit the Company's financial statements for the past fiscal year. The Company's Board of Directors has not yet selected the Company's independent public accountant for the current fiscal year. A representative of Peat Marwick is expected to be present at the Annual Meeting, will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

                               SOLICITATION

    No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by Directors, officers and certain employees of the Company, or by American Stock Transfer & Trust Company, the Company's transfer agent. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

       DATE WHEN STOCKHOLDER PROPOSALS ARE REQUIRED TO BE FURNISHED
                TO THE COMPANY FOR THE NEXT ANNUAL MEETING

    In order to be eligible for inclusion in the Company's proxy materials, stockholder proposals to be submitted for vote at the 1996 annual meeting of stockholders or special meeting in lieu thereof must comply with SEC regulations and must be delivered to the Company on or before Tuesday, July 9, 1996.

    In addition, Article III of the Company's by-laws sets forth certain procedural requirements, including a notice requirement, that apply to stockholders wishing to nominate a Director or propose an item of business for consideration at the scheduled annual meeting or special meeting in lieu thereof.

                               MISCELLANEOUS

    The Board does not intend to present to the Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Meeting. If any other business should come before the Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

PROXY                              CSP INC.                                PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of CSP Inc. hereby appoints David Botten and Samuel Ochlis, and each or either of them, proxies (with power of substitution to each and to each substitute appointed pursuant to such power) of the undersigned to vote all shares of stock of the Corporation held by the undersigned or which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Tuesday, December 12, 1995, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present, as indicated below and on the reverse side hereon upon the matters set forth herein and more fully described in the Notice and Proxy Statement for said Meeting. The Undersigned hereby revokes all proxies, if any, hitherto given by him to others for said Meeting.

     IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED HEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED ON THE REVERSE SIDE HEREOF BY THE STOCKHOLDER WITH RESPECT TO THE MATTER TO BE ACTED UPON, THE SHARES WILL BE VOTED UPON SUCH MATTER IN ACCORDANCE WITH THE SPECIFICATION SO MADE. IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR.

                 (Continued and to be signed on the other side)

   X    Please mark your votes as in this example
 -----
                    FOR ALL                WITHHOLD
                    nominees               AUTHORITY
                except as marked            for all
              to the contrary below        nominees      Nominees: D. Botten
                                                                   S. Fingerhood
                                                                   C.S. James
1. Election of
   directors        ______                   ______

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), print such nominee's(s') name(s) in the space provided below. To vote for or to withhold authority for all nominees see above.

___________________________________________________

Check here if you plan to attend the Annual Meeting  ______


SIGNATURE________________________  DATE___________ 1995

_________________________________  DATE___________ 1995
       IF HELD JOINTLY

NOTE:Please date, sign exactly as name appears hereon and return promptly. If the shares are registered in the names of two or more persons, both should sign. Executors, administrators, trustees, guardians, custodians, attorneys and corporate officers should add their titles.